Exhibit 99.1

Analog Devices Reports Fiscal First Quarter 2026 Financial Results
•Revenue of $3.16 billion, with year-over-year growth across all end markets, led by Industrial and Communications
•Operating cash flow of $5.1 billion and free cash flow of $4.6 billion on a trailing twelve-month basis or 43% and 39% of revenue, respectively
•Returned $1.0 billion to shareholders via dividends and share repurchases in the first quarter
•Raised quarterly dividend 11% to $1.10, marking twenty-two consecutive years of increases
WILMINGTON, Mass.--February 18, 2026--Analog Devices, Inc. (Nasdaq: ADI), a global semiconductor leader, today announced financial results for its fiscal first quarter 2026, which ended January 31, 2026.
“ADI’s robust first quarter built upon the strong position and momentum with which we entered the year,” said Vincent Roche, CEO and Chair. “Our success continues to be the result of relentless innovation to solve our customers toughest problems and deliver enduring business impact. Our investments in R&D and the customer experience from design to delivery continue to position us to create outstanding value for shareholders and customers alike.”
“During our first quarter, bookings growth continued, driven by broad strength in Industrial and record orders for our Data Center segment. While the macro and geopolitical backdrop remains challenging, our revenue outlook for the second quarter reflects a new high watermark for ADI, underscoring our strong execution against cyclical and secular growth tailwinds,” said Richard Puccio, CFO.

Performance for the First Quarter of Fiscal 2026

Results Summary(1)
(in millions, except per-share amounts and percentages)

	Three Months Ended
	Jan. 31, 2026	Feb. 1, 2025	Change
Revenue	$3,160	$2,423	30%
Gross margin	$2,045	$1,430	43%
Gross margin percentage	64.7%	59.0%	570 bps
Operating income	$997	$491	103%
Operating margin	31.5%	20.3%	1,120 bps
Diluted earnings per share	$1.69	$0.78	117%

Adjusted Results(2)
Adjusted gross margin	$2,250	$1,668	35%
Adjusted gross margin percentage	71.2%	68.8%	240 bps
Adjusted operating income	$1,438	$981	47%
Adjusted operating margin	45.5%	40.5%	500 bps
Adjusted diluted earnings per share	$2.46	$1.63	51%

		Three Months Ended	Trailing Twelve Months
Cash Generation		Jan. 31, 2026	Jan. 31, 2026
Net cash provided by operating activities		$1,369	$5,054
% of revenue		43%	43%
Capital expenditures		$(109)	$(494)
Free cash flow(2)		$1,259	$4,560
% of revenue		40%	39%

		Three Months Ended	Trailing Twelve Months
Cash Return		Jan. 31, 2026	Jan. 31, 2026
Dividend paid		$(484)	$(1,952)
Stock repurchases		(516)	(2,521)
Total cash returned		$(1,000)	$(4,473)

(1) The sum and/or computation of the individual amounts may not equal the total due to rounding.
(2) Reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this press release. See also the “Non-GAAP Financial Information” section for additional information.

Outlook for the Second Quarter of Fiscal Year 2026

For the second quarter of fiscal 2026, we are forecasting revenue of $3.5 billion, +/- $100 million. At the midpoint of this revenue outlook, we expect reported operating margin of approximately 36.4%, +/-150 bps, and adjusted operating margin of approximately 47.5%, +/-100 bps. We are planning for reported EPS to be $2.19, +/-$0.15, and adjusted EPS to be $2.88, +/-$0.15.

Our second quarter fiscal 2026 outlook is based on current expectations and actual results may differ materially as a result of, among other things, the important factors discussed at the end of this release. The statements about our second quarter fiscal 2026 outlook supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

The adjusted results and adjusted anticipated results above are financial measures presented on a non-GAAP basis. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this release. See also the “Non-GAAP Financial Information” section for additional information.

Dividend Payment

The ADI Board of Directors has declared a quarterly cash dividend of $1.10 per outstanding share of common stock. The dividend will be paid on March 17, 2026 to all shareholders of record at the close of business on March 3, 2026.

Conference Call Scheduled for Today, Wednesday, February 18, 2026 at 10:00 am ET

ADI will host a conference call to discuss our first quarter fiscal 2026 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, U.S. generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods. You are cautioned not to place undue reliance on these non-GAAP measures. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this release.
Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as primary performance measurements when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that free cash flow, a non-GAAP liquidity measure, is useful both internally and to investors because it is indicative of the Company's ability to pay dividends, purchase common stock, make investments and fund acquisitions and, in the absence of refinancings, to repay its debt obligations.
The non-GAAP financial measures referenced by ADI in this release include: adjusted gross margin, adjusted gross margin percentage, adjusted operating expenses, adjusted operating expenses percentage, adjusted operating income, adjusted operating margin, adjusted nonoperating expense (income), adjusted income before income taxes, adjusted provision for income taxes, adjusted tax rate, adjusted diluted earnings per share (EPS), free cash flow, and free cash flow revenue percentage.
Adjusted gross margin is defined as gross margin, determined in accordance with GAAP, excluding: certain acquisition related expenses1, which are described further below. Adjusted gross margin percentage represents adjusted gross margin divided by revenue.
Adjusted operating expenses is defined as operating expenses, determined in accordance with GAAP, excluding: certain acquisition related expenses1 and special charges, net2, which are described further below. Adjusted operating expenses percentage represents adjusted operating expenses divided by revenue.
Adjusted operating income is defined as operating income, determined in accordance with GAAP, excluding: acquisition related expenses1 and special charges, net2, which are described further below. Adjusted operating margin represents adjusted operating income divided by revenue.
Adjusted nonoperating expense (income) is defined as nonoperating expense (income), determined in accordance with GAAP, excluding: certain acquisition related expenses1, which is described further below.
Adjusted income before income taxes is defined as income before income taxes, determined in accordance with GAAP, excluding: acquisition related expenses1 and special charges, net2, which are described further below.
Adjusted provision for income taxes is defined as provision for income taxes, determined in accordance with GAAP, excluding tax related items3, which are described further below. Adjusted tax rate represents adjusted provision for income taxes divided by adjusted income before income taxes.
Adjusted diluted EPS is defined as diluted EPS, determined in accordance with GAAP, excluding: acquisition related expenses1, special charges, net2, and tax related items3, which are described further below.
Free cash flow is defined as net cash provided by operating activities, determined in accordance with GAAP, less additions to property, plant and equipment, net. Free cash flow revenue percentage represents free cash flow divided by revenue.
1Acquisition Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to debt, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.
2Special Charges, Net: Expenses, net, incurred in connection with facility closures, consolidation of manufacturing facilities, severance, other accelerated stock-based compensation expense and other cost reduction efforts or reorganizational initiatives. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses have no direct correlation to the operation of our business in the future.
3Tax Related Items: Income tax effect of the non-GAAP items discussed above. We excluded the income tax effect of these tax related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

About Analog Devices, Inc.
Analog Devices, Inc. (NASDAQ: ADI) is a global semiconductor leader that bridges the physical and digital worlds to enable breakthroughs at the Intelligent Edge. ADI combines analog, digital, AI, and software technologies into solutions that combat climate change, reliably connect humans and the world, and help drive advancements in automation and robotics, mobility, healthcare, energy and data centers. With revenue of more than $11 billion in FY25, ADI ensures today’s innovators stay Ahead of What’s Possible. Learn more at www.analog.com and on LinkedIn and X (formerly Twitter).

Forward-Looking Statements
This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding future financial performance; impacts related to tariffs and other trade restrictions; economic uncertainty; macroeconomic, geopolitical, demand and other market conditions, business cycles, and supply chains; our capital allocation strategy, including future dividends, share repurchases, capital expenditures, investments, and free cash flow returns; expected revenue, operating margin, nonoperating expenses, tax rate, earnings per share, and other financial results; expected market and technology trends and acceleration of those trends; market size, market share gains, market position, and growth opportunities; expected product solutions, offerings, technologies, capabilities, and applications; the value and importance of, and other benefits related to, our product solutions, offerings, and technologies to our customers; and other future events. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: economic, political, legal and regulatory uncertainty or conflicts; recently announced and future tariffs and other trade restrictions; changes in export classifications, import and export regulations or duties and tariffs; changes in demand for semiconductor products; performance of independent distributors; manufacturing delays, product and raw materials availability and supply chain disruptions; products that may be diverted from our authorized distribution channels; our development of technologies and research and development investments; our ability to compete successfully in the markets in which we operate; our future liquidity, capital needs and capital expenditures; our ability to recruit and retain key personnel; risks related to acquisitions or other strategic transactions; security breaches or other cyber incidents; risks related to the use of artificial intelligence in our business operations, products, and services; adverse results in litigation matters; reputational damage; changes in our estimates of our expected tax rates based on current tax law; risks related to our indebtedness; the discretion of our Board of Directors to declare dividends and our ability to pay dividends in the future; factors impacting our ability to repurchase shares; and uncertainty as to the long-term value of our common stock. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.
Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

ANALOG DEVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	Jan. 31, 2026	Feb. 1, 2025
Revenue	$3,160,263	$2,423,174
Cost of sales	1,115,287	992,871
Gross margin	2,044,976	1,430,303
Operating expenses:
Research and development	467,400	402,892
Selling, marketing, general and administrative	345,253	284,796
Amortization of intangibles	187,315	187,415
Special charges, net	47,982	63,887
Total operating expenses	1,047,950	938,990
Operating income	997,026	491,313
Nonoperating expense (income):
Interest expense	86,345	75,264
Interest income	(32,257)	(23,487)
Other, net	(2,933)	3,960
Total nonoperating expense (income)	51,155	55,737
Income before income taxes	945,871	435,576
Provision for income taxes	115,045	44,260
Net income	$830,826	$391,316

Shares used to compute earnings per common share - basic	488,874	496,116
Shares used to compute earnings per common share - diluted	491,656	498,668

Basic earnings per common share	$1.70	$0.79
Diluted earnings per common share	$1.69	$0.78

ANALOG DEVICES, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share amounts)

	Jan. 31, 2026	Nov. 1, 2025
ASSETS
Current Assets
Cash and cash equivalents	$2,905,860	$2,499,406
Short-term investments	1,142,987	1,152,915
Accounts receivable	1,360,184	1,436,075
Inventories	1,767,104	1,656,323
Prepaid expenses and other current assets	426,391	363,342
Total current assets	7,602,526	7,108,061
Non-current Assets
Net property, plant and equipment	3,248,983	3,315,696
Goodwill	26,945,180	26,945,180
Intangible assets, net	7,629,200	8,013,815
Deferred tax assets	1,759,646	1,867,102
Other assets	805,655	742,858
Total non-current assets	40,388,664	40,884,651
TOTAL ASSETS	$47,991,190	$47,992,712
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$549,058	$543,760
Income taxes payable	755,829	610,370
Debt, current	898,900	—
Commercial paper notes	543,042	446,639
Accrued liabilities	1,583,794	1,645,032
Total current liabilities	4,330,623	3,245,801
Non-current Liabilities
Long-term debt	7,240,279	8,145,066
Deferred income taxes	1,995,833	2,163,281
Income taxes payable	103,644	100,963
Other non-current liabilities	533,552	521,846
Total non-current liabilities	9,873,308	10,931,156
Shareholders’ Equity
Preferred stock, $1.00 par value, 471,934 shares authorized, none outstanding	—	—
Common stock, $0.16 2/3 par value, 1,200,000,000 shares authorized, 488,204,157 shares outstanding (489,654,097 on November 1, 2025)	81,369	81,611
Capital in excess of par value	22,968,224	23,349,185
Retained earnings	10,886,107	10,539,541
Accumulated other comprehensive loss	(148,441)	(154,582)
Total shareholders’ equity	33,787,259	33,815,755
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$47,991,190	$47,992,712

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended
	Jan. 31, 2026	Feb. 1, 2025
Cash flows from operating activities:
Net income	$830,826	$391,316
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	105,886	98,447
Amortization of intangibles	384,615	417,156
Stock-based compensation expense	85,675	77,574
Deferred income taxes	(60,661)	(59,454)
Other	13,425	(799)
Changes in operating assets and liabilities	8,749	202,569
Total adjustments	537,689	735,493
Net cash provided by operating activities	1,368,515	1,126,809
Cash flows from investing activities:
Maturities of short-term available-for-sale investments	9,992	—
Additions to property, plant and equipment, net	(109,313)	(148,978)
Payments for acquisitions, net of cash acquired	—	(45,652)
Other	(7,708)	329
Net cash used for investing activities	(107,029)	(194,301)
Cash flows from financing activities:
Proceeds from commercial paper notes	3,046,825	1,969,276
Payments of commercial paper notes	(2,950,422)	(1,968,611)
Repurchase of common stock	(516,499)	(160,368)
Dividend payments to shareholders	(484,260)	(456,338)
Proceeds from employee stock plans	49,621	41,747
Other	(297)	438
Net cash used for financing activities	(855,032)	(573,856)
Net increase in cash and cash equivalents	406,454	358,652
Cash and cash equivalents at beginning of period	2,499,406	1,991,342
Cash and cash equivalents at end of period	$2,905,860	$2,349,994

ANALOG DEVICES, INC.
REVENUE TRENDS BY END MARKET
(Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the “ship to” customer information and the end customer product or application into which our product will be incorporated. The assignment of products to end markets may change over time. When this occurs, we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	January 31, 2026			February 1, 2025
	Revenue	% of Revenue[1]	Y/Y%	Revenue	% of Revenue[1]
Industrial	$1,489,256	47%	38%	$1,080,650	45%
Automotive	794,402	25%	8%	735,646	30%
Communications	476,797	15%	63%	292,186	12%
Consumer	399,808	13%	27%	314,692	13%
Total revenue	$3,160,263	100%	30%	$2,423,174	100%

1) The sum of the individual percentages may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	Jan. 31, 2026	Feb. 1, 2025
Gross margin	$2,044,976	$1,430,303
Gross margin percentage	64.7%	59.0%
Acquisition related expenses	204,748	237,832
Adjusted gross margin	$2,249,724	$1,668,135
Adjusted gross margin percentage	71.2%	68.8%

Operating expenses	$1,047,950	$938,990
Percent of revenue	33.2%	38.8%
Acquisition related expenses	(187,913)	(188,015)
Special charges, net	(47,982)	(63,887)
Adjusted operating expenses	$812,055	$687,088
Adjusted operating expenses percentage	25.7%	28.4%

Operating income	$997,026	$491,313
Operating margin	31.5%	20.3%
Acquisition related expenses	392,661	425,847
Special charges, net	47,982	63,887
Adjusted operating income	$1,437,669	$981,047
Adjusted operating margin	45.5%	40.5%

Nonoperating expense (income)	$51,155	$55,737
Acquisition related expenses	2,150	2,150
Adjusted nonoperating expense (income)	$53,305	$57,887

Income before income taxes	$945,871	$435,576
Acquisition related expenses	390,511	423,697
Special charges, net	47,982	63,887
Adjusted income before income taxes	$1,384,364	$923,160

Provision for income taxes	$115,045	$44,260
Effective income tax rate	12.2%	10.2%
Tax related items	60,449	65,062
Adjusted provision for income taxes	$175,494	$109,322
Adjusted tax rate	12.7%	11.8%

Diluted EPS	$1.69	$0.78
Acquisition related expenses	0.79	0.85
Special charges, net	0.10	0.13
Tax related items	(0.12)	(0.13)
Adjusted diluted EPS*	$2.46	$1.63
* The sum of the individual per share amounts may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)
(In thousands)

	Trailing Twelve Months	Three Months Ended
	Jan. 31, 2026	Jan. 31, 2026	Nov. 1, 2025	Aug. 2, 2025	May 3, 2025
Revenue	$11,756,796	$3,160,263	$3,076,117	$2,880,348	$2,640,068
Net cash provided by operating activities	$5,053,908	$1,368,515	$1,700,810	$1,165,105	$819,478
% of Revenue	43%	43%	55%	40%	31%
Capital expenditures	$(493,887)	$(109,313)	$(215,153)	$(79,153)	$(90,268)
Free cash flow	$4,560,021	$1,259,202	$1,485,657	$1,085,952	$729,210
% of Revenue	39%	40%	48%	38%	28%

ANALOG DEVICES, INC.
RECONCILIATION OF PROJECTED GAAP TO NON-GAAP RESULTS
(Unaudited)

Three Months Ending May 2, 2026
	Reported	Adjusted
Revenue	$3.5 Billion	$3.5 Billion
	(+/- $100 Million)	(+/- $100 Million)
Operating margin	36.4%	47.5% (1)
	(+/-150 bps)	(+/-100 bps)
Tax rate	11% - 13%	11% - 13% (2)
Earnings per share	$2.19	$2.88 (3)
	(+/- $0.15)	(+/- $0.15)

(1) Includes $391 million of adjustments related to acquisition related expenses as previously defined in the Non-GAAP Financial Information section of this press release.
(2) Includes $51 million of tax effects associated with the adjustment for acquisition related expenses noted above.
(3) Includes $0.69 of adjustments related to the net impact of acquisition related expenses and the tax effects on those items.

For more information, please contact:

Jeff Ambrosi
Senior Director, Investor Relations
Analog Devices, Inc.
781-461-3282
investor.relations@analog.com